UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 31, 2003

(Date of Report)

VENTURES-NATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Utah	000-32847	87-0433444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44352 Old Warm Springs Boulevard, Fremont, California 94538

(Address of principal executive offices)

(510) 824-1200

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5. Other Events

On January 6, 2004, the Registrant issued a press release announcing the election of Ken Shirley as its new Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1 - Press Release dated January 6, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2004

VENTURES-NATIONAL INCORPORATED

                                                                                     By: _/s/ Andrew Glashow_
                                                                                     Name: Andrew Glashow
                                                                                     Title: President

Exhibit 99.1

Titan Appoints Ken Shirley as New Chief Executive Officer

FREMONT, Calif., January 6, 2004--Ventures-National Incorporated d/b/a Titan General Holdings, Inc. (OTCBB:TTGH) announced today that it has appointed Ken Shirley as its Chief Executive Officer. Mr. Shirley is a senior executive well known for his ability to enhance the strategic growth prospects for printed circuit board companies. Mr. Ciri has relinquished the position of Chief Executive Officer to Mr. Shirley but will continue as Chairman of the Board of Directors of Titan General Holdings, Inc.

     Mr. Shirley has a record of major contributions in diverse manufacturing environments including the printed circuit board industry with companies ranging in sales from 5 to 320 million dollars per year. He has a history of achieving profit objectives through growing businesses, establishing strong customer and supplier partnerships, reorganizing businesses for effectiveness and team building.

     Mr. Shirley is experienced in management of union and non-union operations both commercial and military. His management experience includes several major companies in the printed circuit board industry with employees ranging from 100-1200 people. Mr. Shirley has lead several companies in the areas of ISO 9001, 2000 version and military approval (P31032).

     In FY2000 Mr. Shirley formed his own management and consulting business, Pyxis Partnership. Through Pyxis Partnership, he has assisted in the operations of the following companies: Advance Quick Circuits as Co-President, Waytec Electronics as President, Cosmotronics Corporation as Sr. Vice President, TTM Technologies as Chief Operating Officer, and most recently, P.C.T. Interconnect as Co-President. Prior to forming the Pyxis Partnership, Mr. Shirley held management positions with several well-known companies including General Electric, Hadco Corporation, Multi Circuits, Exide Electronics, AT&T/Lucent, and Automata.

     Mr. Shirley has also assisted growing companies by helping them buy or sell other companies within the PCB industry. He has established working relationships with the following investment organizations: Thayer Capital, Bain Capital, Winston Capital, American Capital Strategies, Tangram Partners, and North American Funds.

     Commenting on Mr. Shirley's appointment, Mr. Ciri stated, "As I look back on the last 8 months we have accomplished the short term goals that we set and have positioned the company for the next step in its growth plan.  We are pleased to have such a respected industry expert as Mr. Shirley leading the company to a profitable future. Having eliminated the major obstacles involved with buying and turning around two distressed entities Titan is now in a position to benefit from such an industry seasoned leader as Ken Shirley. During last three months we have seen positive performance from each of the divisions that will enable them to profit from Ken's attention to sales and operations."

About Titan General Holdings, Inc.

     TTGH is a dynamic and innovative rigid and rigid-flex fabrication services company producing time sensitive, technologically complex prototype, and high margin printed circuit boards. The Company was established through the acquisition of SVPC Partners, LLC in August of 2002 and Eastern Manufacturing Corporation in February of 2003. The management and board of directors of TTGH are focused on significant growth and shareholder value. TTGH operates two tech centers, one in Amesbury, Massachusetts and the other in Fremont, California, which is the Company's corporate headquarters. The Amesbury tech center, Titan PCB East, manufactures complex, high technology and high-reliability rigid and rigid-flex multi-layer printed wiring board products for military and commercial electronic packaging applications for among others the aerospace, medical device and telecommunication industries. Investors who are interested in learning more about TTGH are encouraged to visit the company's website at www.titanpcb.com.

Cautionary Statement Regarding Forward-Looking Statements

     Statements made in this news release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward- looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Titan General Holdings, Inc.'s actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in Titan's annual report on Form 10-KSB for the fiscal year ended August 31, 2003 and its quarterly reports on Form 10-QSB filed with the Securities and Exchange Commission.

Contact: Redwood Consultants, LLC - Jens Dalsgaard, (415) 884-0348